Exhibit 99.3

102 Duffy Avenue, Hicksville, NY 11801 • Phone: (516) 683-4420 • flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino (516) 683-4286

Media Contact:

Steven Bodakowski (248) 312-5872

NEW YORK COMMUNITY BANCORP, INC. ANNOUNCES OVER $1 BILLION EQUITY

INVESTMENT ANCHORED BY FORMER U.S. TREASURY SECRETARY STEVEN T. MNUCHIN’S

LIBERTY STRATEGIC CAPITAL, HUDSON BAY CAPITAL AND REVERENCE CAPITAL

Former Secretary Steven Mnuchin, Joseph Otting, Milton Berlinski and Allen Puwalski to Join NYCB Board of Directors

Joseph Otting to Become CEO and Alessandro DiNello to be Named as Non-Executive Chairman

HICKSVILLE, N.Y., March 7, 2024 – New York Community Bancorp, Inc. (NYSE: NYCB) (“NYCB” or the “Company”) today announced that Liberty Strategic Capital (“Liberty”), funds managed by Hudson Bay Capital Management (“Hudson Bay”), Reverence Capital Partners (“Reverence Capital”), Citadel Global Equities (“Citadel”), other institutional investors and certain members of the Company’s management (collectively, the “Investors”) will make individual investments aggregating to over $1 billion in the Company. Liberty will invest $450 million, Hudson Bay will invest $250 million, and Reverence will invest $200 million as part of the transaction.

In connection with the transactions, the Company will add four new directors to its Board, including Steven Mnuchin, the 77th Secretary of the Treasury, Joseph Otting, former Comptroller of the Currency, Milton Berlinski, Managing Partner of Reverence Capital, and Allen Puwalski, at the recommendation of Hudson Bay.

In addition, Mr. Otting will become Chief Executive Officer and Mr. DiNello will be named as Non-Executive Chairman, providing his strong banking knowledge in support of Mr. Otting and the Board. Mr. Otting served as the 31st Comptroller of the Currency and has had a long, distinguished career in banking including, having served as CEO of OneWest Bank from 2010 to 2015 and as Acting Director of the Federal Housing Finance Agency in 2018.

Secretary Steven Mnuchin stated, “In evaluating our investment, we were mindful of the Bank’s credit risk profile. With the over $1 billion of capital invested in the Bank, we believe we now have sufficient capital should reserves need to be increased in the future to be consistent with or above the coverage ratio of NYCB’s large bank peers.”

Non-Executive Chairman Sandro DiNello stated, “We welcome the approach that Liberty, Reverence and the other investors took in their respective evaluations of the Bank and look forward to incorporating their insights going forward. The strategic investments involving former Secretary Steven Mnuchin, former Comptroller Joseph Otting and Milton Berlinski, along with the other institutional investors is a positive endorsement of the turnaround that is underway and allows us to execute on our strategy from a position of strength. We enter this next chapter with a strong balance sheet and liquidity position supported by a diversified and retail focused deposit base. Our new leadership team, with the support of the reconstituted Board, will continue to take the actions that are necessary to improve earnings, profitability and drive enhanced value for shareholders.”

Secretary Mnuchin stated, “We decided to make this investment because we believe Sandro, alongside new management, has taken the appropriate actions to stabilize the Company and to position NYCB to become a best-in-class $100+ billion national bank with a diversified and de-risked business model that supports long term profitability. We are delighted that former Comptroller Otting will be NYCB’s new CEO and believe that the actions taken by NYCB establish a strong foundation for future growth through our new relationship with other new Board members and investors. We are confident that NYCB is poised to generate sustainable shareholder value.”

Mr. Berlinski added, “We are excited to be investing behind this management team with such strong investors and believe NYCB has a great opportunity to reposition the company and return to growth. NYCB’s franchise is well positioned for continued success with the addition of former Comptroller Otting.”

As part of the reconstitution, the Board will be reduced to nine members and will include Secretary Mnuchin, Mr. Otting, Mr. Puwalski, Mr. Berlinski, Mr. DiNello, Marshall Lux, Peter Schoels, Jennifer Whip and David Treadwell.

Transactions Details

In connection with the equity capital raise transactions, NYCB will sell and issue, in the aggregate, to the Investors approximately (i) 59,750,000 shares of common stock, par value $0.01 per share, of the Company at a price per share of $2.00, (ii) 192,062 shares of a new series of preferred stock, par value $0.01 per share, of the Company designated as Series B Noncumulative Convertible Preferred Stock at a price per share of $2,000 and with a conversion price of $2.00, and (iii) 273,188 shares of a new series of preferred stock, par value $0.01 per share, of the Company designated as Series C Noncumulative Convertible Preferred Stock at a price per share of $2,000 and with a conversion price of $2.00, for an aggregate investment amount of $1.05 billion. In addition, investors will receive 7-year warrants to purchase non-voting, common-equivalent stock of the Company representing $315 million of underlying shares of common stock of the Company with an exercise price of $2.50 per share, a 25% premium to the price paid on common stock. Upon completion of the transactions, the aggregate shares issued to the Investors are expected to represent approximately 41.4% of the outstanding shares of Company on an as converted fully diluted basis.

Holders of the preferred stock will not have voting rights and will be entitled to quarterly non-cumulative cash dividends, as and if declared by the Board. Each share of preferred stock is convertible into common stock on a 1 preferred share – 1,000 common shares basis. Series B preferred stock will automatically convert upon certain transfers permitted by federal banking regulations , while Series C preferred stock will automatically convert upon the achievement of certain trigger events related to receipt of antitrust clearance under the Hart Scott Rodino Act and shareholder approval. The Company will provide customary shelf and piggyback registration rights to each of the Investors. Additionally, Liberty and Reverence will also have the ability to request an underwritten shelf take-down and block trade rights.

Timing and Approvals

The transaction is expected to close on or around Monday, March 11, 2024, subject to the satisfaction of certain closing conditions, including the filing of a supplemental listing application required to authorize for listing on the New York Stock Exchange the shares of common stock issued under each investment agreement and to be issued upon the conversion of shares of the preferred stock issued under the investment agreements.

Advisors

Jefferies LLC is acting as exclusive financial advisor and sole placement agent to NYCB. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to NYCB. Sullivan & Cromwell LLP is serving as legal counsel to Liberty Strategic Capital. Schulte Roth & Zabel LLP is serving as legal counsel to Hudson Bay Capital. Latham & Watkins LLP is acting as legal counsel to Jefferies LLC.

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At December 31, 2023, the Company had $113.9 billion of assets, $85.8 billion of loans, deposits of $81.4 billion, and total stockholders’ equity of $8.4 billion.

Flagstar Bank, N.A. operates 420 branches, including strong footholds in the Northeast and Midwest and exposure to high growth markets in the Southeast and West Coast. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators. In addition, the Bank has 134 private banking teams located in over ten cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending. Flagstar Mortgage is the seventh largest bank originator of residential mortgages for the 12-months ending December 31, 2023 and the industry’s fifth largest sub-servicer of mortgage loans nationwide, servicing 1.4 million accounts with $382 billion in unpaid principal balances. Additionally, the Company is the second largest mortgage warehouse lender nationally based on total commitments.

About Liberty Strategic Capital

Liberty Strategic Capital is a Washington, D.C.-based private equity firm focused on strategic investments in technology, financial services and fintech, and new forms of content. The firm was founded in 2021 and is led by Steven T. Mnuchin, the 77th Secretary of the Treasury. Our leadership team combines decades of public service and private sector experience, creating unique insight into the intersection of capital, technology, and government regulation.

About Hudson Bay Capital Management

Hudson Bay Capital Management is a global investment management firm operating in Greenwich, New York, Miami, Boston, London and Dubai. Hudson Bay Capital’s team seeks to achieve outstanding performance by uncovering market inefficiencies and undervalued investment opportunities that are uncorrelated to each other and to market indices while maintaining a focus on risk management, portfolio construction and capital preservation. Hudson Bay Capital has been managing assets on behalf of pension plans, sovereign wealth funds, endowments, foundations, high net worth individuals and families since 2006.

About Reverence Capital

Reverence Capital Partners is a private investment firm focused on three complementary strategies: (i) Financial Services-Focused Private Equity, (ii) Opportunistic, Structured Credit, and (iii) Real Estate Solutions. Today, Reverence manages in excess of $8 billion in AUM. Reverence focuses on thematic investing in leading global Financial Services businesses. The firm was founded in 2013, by Milton Berlinski, Peter Aberg and Alex Chulack, after distinguished careers advising and investing in a broad array of financial services businesses. The Partners collectively bring over 100 years of advisory and investing experience across a wide range of Financial Services sectors.

Forward Looking Statements

This press release may include forward-looking statements by the Company pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, the Signature Transaction, and our transition to a $100 billion plus bank.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends at currently expected rates; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and the Signature Transaction; the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

Important Information and Where You Can Find It

This press release may be deemed to be solicitation material in respect of a charter amendment. In connection with the requisite stockholder approval, NYCB will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of NYCB, seeking certain approvals related to the issuances of shares of common stock issued under each investment agreement and to be issued upon the conversion of shares of the preferred stock issued under the investment agreements.

INVESTORS AND SECURITY HOLDERS OF NYCB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NYCB AND THE TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about NYCB, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by NYCB can also be obtained, without charge, by directing a request to Investor Relations, New York Community Bancorp, Inc., 102 Duffy Avenue, Hicksville, New York 11801 or by telephone (516-683-4420).

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

NYCB and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the requisite stockholder approvals under the rules of the SEC. Information regarding NYCB’s directors and executive officers is available in its definitive proxy statement for its 2023 annual stockholders meeting, which was filed with the SEC on April 21, 2023, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.